Exhibit 10.42

                   [Letterhead of Avery Communications, Inc.}


August 4, 2003


Qorus.com, Inc.
2700 Patriot Drive - Suite 150
Glenview, IL 60025

Gentlemen:

This will confirm our agreement.

Avery shall provide a credit line of $150,000, available to Qorus.com, Inc., through December 31, 2005. With each borrowing under such credit line, Qorus shall certify that such funds are being used solely to pay its administrative expenses such as audit, bookkeeping, legal, SEC filing costs and the like. None of the money borrowed under the credit line shall be paid to any of Qorus' officers, directors or employees. Balances outstanding under the credit line shall bear interest at 8% per annum. Principal and interest are due December 31, 2005.

In exchange for such credit line, Qorus shall extend to Avery the following rights:

1. Until December 31, 2008, Avery shall have the exclusive right to match any bona fide offer for the stock or assets of Qorus within 30 days of Avery's receipt of notice of such offer from Qorus;

2. Until December 31, 2013, Avery shall have a priority claim, over any claim of Thurston Interests, LLC and Customer Care &
              Technology Holdings, Inc., over the proceeds (whether cash or other consideration) from any sale of Qorus' stock or assets to a third party (to be evidenced, at our request by appropriate UCC-1 filings and/or intercreditor agreements); and

3. Until December 31, 2013, Avery shall have the right to offset against any consideration payable to Qorus, Thurston Interests, LLC and/or Customer Care & Technology Holdings, Inc (or their assignees) for the stock or assets of Qorus any amount owed by Qorus to Avery under the credit line.

The parties agree that this agreement shall be incorporated into and superceded by definitive documentation to be prepared by Avery.

Avery Communications, Inc.                     Qorus.com, Inc.

s / Patrick J. Haynes, III                     s / Thomas C. Ratchford
------------------------------------           ---------------------------
Patrick J. Haynes, III                         Thomas C. Ratchford
Chief Executive Officer                        Chief Financial Officer

Thurston Interests, LLC, both for

Itself and as assignee of notes

previously issued to Apex Investment           Customer Care & Technology
Fund III and Apex Strategic Partners           Holdings, Inc.

s / Patrick J. Haynes, III                     s / Willard C. McNitt, III
------------------------------------           -------------------------------
Patrick J. Haynes, III                         Willard C. McNitt III
Chief Executive Officer                        Chief Financial Officer


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